Exhibit 10.8

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AGREEMENT (the "Agreement") is entered into on the 1st day of February, 2012, by and between Harmony Metals, Inc., a Florida corporation (“Assignor”), and Sahej Holdings, Inc., a Florida corporation (“Assignee”).

EXPLANATORY STATEMENT

WHEREAS, Assignor desires to assign, and Assignee desires to accept, Five Hundred (500) shares of common stock of Harmony Metals Designs, Inc., a Florida corporation (the “Company”), which constitute One Hundred Percent (100%) of the issued and outstanding shares of common stock of the Company (the “Common Stock”), on the terms described below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, conditions and promises hereinafter set forth, the parties hereto agree as follows:

1.             ASSIGNMENT.

1.1        Shares.  On the terms and subject to the conditions herein provided, Assignor agrees to transfer and assign to Assignee, and Assignee agrees to accept from Assignor, on the Closing Date (as defined in Section 1.3 below), Five Hundred (500) shares of Common Stock of the Company (the “Shares”), which constitute One Hundred Percent (100%) of the issued and outstanding shares of Common Stock of the Company (the “Assignment”).

1.2        Assumed Obligations.  In consideration of the Assignment, effective upon the Closing, Assignee agrees to assume any and all obligations, covenants and undertakings of the Company both currently existing and arising after the date hereof in connection with the Company’s Business. “Company’s Business” shall mean any and all business operations presently conducted or that may be conducted in the future by the Company including but not limited to design and manufacturing of jewelry and accessories (“Assumed Obligations”). Assignee hereby agrees to indemnify, protect, defend and hold Assignor harmless from claims, demands, losses, actions or expenses, including reasonable attorneys' fees, arising from obligations of the Assignor regarding the Assumed Obligations.

1.3        Closing; Effective Date.  Subject to the satisfaction of the conditions stated in Section 5, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the Assignor's office at 10:00 a.m. New York time on the date first above written (the “Closing Date”).

1.4        Transactions and Documents at Closing.  At the Closing, Assignor shall deliver to Assignee the stock certificate representing the Shares, duly endorsed for transfer or accompanied by appropriate stock powers duly executed in blank.

2.             ADDITIONAL AGREEMENTS.

2.1        Cooperation; Further Assurances.  Each of the parties hereto will cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents, provide such other notices or communications and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out the intended purposes of this Agreement.

3.            REPRESENTATIONS, COVENANTS AND WARRANTIES OF ASSIGNOR.

To induce Assignee to enter into this Agreement and to consummate the transactions contemplated hereby, Assignor hereby represents and warrants to and covenants with Assignee as follows:

3.1          Organization.  Assignor is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida.

3.2          Execution; No Inconsistent Agreements.

(1)         The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Assignor, and this Agreement is a valid and binding agreement of Assignor, enforceable against Assignor in accordance with its terms.

(2)         The execution and performance of this Agreement by Assignor does not constitute a breach or violation of the organizational or governing documents of Assignor, or a material default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any agreement or obligation to which Assignor is a party.

3.3           Title to Shares.  Assignor shall transfer to Assignee good and valid title to the Shares, free and clear of all liens and encumbrances.

4.            REPRESENTATIONS, COVENANTS AND WARRANTIES OF ASSIGNEE.

To induce Assignor to enter into this Agreement and to consummate the transactions contemplated hereby, Assignee represents and warrants to and covenants with Assignor as follows:

4.1           Execution; No Inconsistent Agreements; Etc.

(1)          The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Assignee and this Agreement is a valid and binding agreement of Assignee, enforceable against Assignee in accordance with its terms.

(2)          The execution and delivery of this Agreement by Assignee does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any agreement or obligation to which Assignee is a party.

4.2           Investment Representation.  Assignee understands and acknowledges that (a) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or under any state securities laws in reliance upon exemptions provided thereunder and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations, as applicable, and (b) the representations and warranties contained herein are being relied upon by Assignor as a basis for the exemption for the transfer of the Shares pursuant to this Agreement under the registration requirements of the Securities Act and any applicable state securities laws.  Assignee is acquiring the Shares for Assignee's own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act.  Assignee has had the opportunity to review the books and records of the Company and has been furnished or provided access to such relevant information that Assignee has requested.  Assignee is knowledgeable, sophisticated and experienced in business and financial matters of the type contemplated by this Agreement and is able to bear the risks associated with an investment in the Company.  Assignee has considered the investment in the Shares and has had an opportunity to ask questions of and receive answers from the officers and directors of Assignor and the Company about the Shares and the business and financial condition of the Company sufficient to enable it to evaluate the risks and merits of its investment in the Company.

4.3           Status of Assignee.  Assignee is an “accredited investor" within the meaning of Rule 501 promulgated under the Securities Act.

5.            CLOSING CONDITIONS.

5.1           Conditions to Obligations of Assignor.  The obligations of Assignor to carry out the transactions contemplated by this Agreement are subject, at the option of Assignor, to the following conditions:

(1)       All representations and warranties of Assignee contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, and Assignee shall have performed and satisfied in all material respects all covenants and agreements required by this Agreement to be performed and satisfied by Assignee at or prior to the Closing; provided, however, that Assignor shall not be entitled to refuse to consummate the transactions contemplated by this Agreement in reliance upon its own breach or failure to perform.

5.2           Conditions to Obligations of Assignee.  The obligations of Assignee to carry out the transactions contemplated by this Agreement are subject, at the option of Assignee, to the satisfaction of the following conditions:

(1)        All representations and warranties of Assignor contained in this Agreement shall be true and correct in all material respects at and as of the Closing, as if such representations and warranties were made at and as of the Closing, and Assignor shall have performed and satisfied in all material respects all agreements and covenants required by this Agreement to be performed and satisfied by Assignor at or prior to the Closing; provided, however, that Assignee shall not be entitled to refuse to consummate the transactions contemplated by this Agreement in reliance upon its own breach or failure to perform.

6.             MISCELLANEOUS.

6.1         Notices.  All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, one (1) business day after the date of mailing by Federal Express or other reputable overnight courier service or upon the expiration of three (3) days after the date of posting, if mailed by certified mail return receipt requested, postage prepaid, to the parties.

6.2         Counterparts; Entire Agreement.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.  This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby.  This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto.

6.3         Governing Law.  The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York excluding conflict of laws principles thereof.

6.4         Successors and Assigns; Assignment.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that no party hereto may assign this Agreement or any of its rights hereunder, in whole or in part, except upon the prior written consent of the other parties hereto.

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IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

ASSIGNOR:

HARMONY METALS, INC.

By:   /s/  Jay Elliot
Name:    Jay Elliot
Title:      Chief Executive Officer

ASSIGNEE:

SAHEJ HOLDINGS, INC.

By:  /s/   E. Nicole Taylor
Name:    E. Nicole Taylor
Title:      President